Exhibit F-1(f)

                    (LETTERHEAD OF THELEN REID & PRIEST LLP)



                                December 14, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


            Re:   GPU, Inc., et al.
                  Application on Form U-1
                  SEC File No. 70-7727
                  -------------------------


Ladies and Gentlemen:

            We have examined Post-Effective Amendment No. 22, dated September 19, 2000, to the Application on Form U-1, dated December 13, 1989, under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by GPU, Inc. ("GPU") and certain of its subsidiaries, including GPU International, Inc. ("GPUI"), with the Securities and Exchange Commission ("Commission"), and docketed by the Commission in SEC File No. 70-7727, as amended by Post-Effective Amendment No. 23 thereto, dated October 25, 2000, and as to be amended by Post-Effective Amendment No. 24 thereto, dated this date, of which this opinion is to be a part. (The Application, as so amended and thus to be amended, is hereinafter referred to as the "Application.")

            The Application now contemplates, among other things, extending until June 30, 2004 the period during which GPU and GPUI may enter into guarantees ("Guarantees") to secure or support any of GPUI's and certain of its subsidiaries' agreements regarding preliminary project development in connection with their investment in certain exempt entities and to guarantee the securities or other obligations of, or assume the liabilities of, such exempt entities.

            We have reviewed the opinion of Berlack, Israels & Liberman LLP, dated December 17, 1997 and filed as Exhibit F-1(e) to the Application, and the documents, instruments and agreements referenced therein. We have also examined a copy of the Commission's Order dated December 22, 1997, granting the Application as theretofore amended, and such other documents, instruments and agreements and have made such further investigation as we have deemed necessary as a basis for this opinion.



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            Members  of  this  firm  have  acted  as  counsel  to GPU and to its subsidiaries for many years. In such capacity, we have participated in various proceedings relating to GPU and its subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.

            This opinion is limited to the federal laws of the United States and, to the extent required to express the opinions set forth herein, the laws of the State of Delaware. In connection therewith, while we are not members of the Bar of the State of Delaware, we have reviewed the General Corporation Law of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws. As to all matters herein which are governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Ryan, Russell, Ogden & Seltzer LLP which is being filed as Exhibit F-2(d) to the Application.

            Based upon and subject to the foregoing, and assuming (i) that at the time of their issuance and delivery, the Guarantees will have been duly authorized, executed and delivered by GPU and GPUI, as the case may be, (ii) compliance by GPU and GPUI with the applicable limitations on guarantees and unsecured debt contained in the respective GPU and GPUI credit facilities and guarantees to which they are parties, and (iii) that the transactions therein proposed and other outstanding guarantees to which they are parties are carried out in accordance with the Application, we are of the opinion that when the Commission shall have entered an order forthwith granting the Application,

                  (a)   all  State  laws   applicable  to  the  proposed
            transactions will have been complied with,

                  (b) each of GPU and GPUI is validly organized and existing,

                  (c) the  Guarantees  will be valid and binding  obligations of
            GPU and GPUI, as applicable, in accordance with their terms, in each such case subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity limiting the availability of equitable remedies, and

                  (d) the  consummation  of the proposed  transactions  will not violate the legal rights of the holders of any securities issued by GPU or any "associate company" thereof, as defined in the Act.
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


            We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.


                                    Very truly yours,



                                    Thelen Reid & Priest LLP




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